EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-182292 of Monsanto Company on Form S-8 of our report dated June 22, 2015, relating to the financial statements and financial statement schedules of Monsanto Savings and Investment Plan, appearing in this Annual Report on Form 11-K of Monsanto Savings and Investment Plan for the year ended December 31, 2014.

/s/ Deloitte & Touche LLP
St. Louis, Missouri
June 22, 2015